UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018 (June 4, 2018)

MONSTER PRODUCTS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-211681	81-1736095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 330-3479

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Independent Registered Public Accounting Firm

On June 4, 2018, Monster Products, Inc. (the “Company”) notified MaloneBailey LLP (the “Former Auditor”) of its dismissal, effective April 1, 2018 as the Company’s independent registered public accounting firm. The Former Auditor served as the auditors of the Company’s financial statements for the period from its inception on December 29, 2015 through April 1, 2018.

The reports of the Former Auditor on the Company’s financial statements for the Company’s fiscal year from its inception on December 29, 2015 to September 30, 2016 and the fiscal year ended September 30, 2017 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern for the years ended September 30, 2016 and 2017. The decision to change the independent public accounting firm was approved by the Company’s board of directors (the “Board”) as a result of change of control disclosed in a current report on Form 8-k filed on April 16, 2018.

From December 29, 2015 through April 1, 2018, the period during which the Former Auditor was engaged as the Company’s independent registered public accounting firm, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Former Auditor advised the Company that the Company’s internal control over financial reporting based on the framework and criteria established in the Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) was not effective as of September 30, 2017.

The Company has provided the Former Auditor with a copy of the foregoing disclosure, and requested that the Former Auditor furnish the Company with a letter (the “Consent Letter”) addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Former Auditor has issued the Consent Letter which is attached herein as Exhibit 16.1.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 18, 2018, Art Hamilton resigned as the interim Chief Financial Officer and Controller of the Company, effective immediately. Mr. Hamilton resigned from the Company for personal reasons and not as a result of any disputes or disagreements between Mr. Hamilton and the Company on any matter relating to the Company’s operations, accounting, policies or practices.

On June 18, 2018, the Chief Executive Officer of the Company appointed Greg Olsen, 48 years old, as the new interim Chief Financial Officer and Controller, effective immediately. Mr. Olsen has worked at the Company for approximately eight years. Before this appointment, Mr. Olsen served the Company as Senior Finance Manager during which he was responsible for financial analysis, financial forecasting and reporting, as well as treasury functions. Prior to his experience at the Company, Mr. Olsen held finance positions at a number of companies in the biotech and technology industries. Mr. Olsen obtained a Bachelor of Science degree in Finance and an MBA degree from Santa Clara University.

There are no arrangements or understandings between the Company and Mr. Olsen and any other person or persons pursuant to which Mr. Olsen was appointed as the Company’s interim Chief Financial Officer and Controller and there is no family relationship between Mr. Olsen and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Olsen that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Olsen in connection with his appointment as the interim Chief Financial Officer and Controller.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	MaloneBailey LLP’s Letter to the Securities and Exchange Commission dated June 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018

Monster Products, Inc.

By:	/s/ Fereidoun Khalilian
Name:	Fereidoun Khalilian
Title:	Chief Operating Officer